Exhibit 99.1

    Penns Woods Bancorp, Inc. Announces 3rd Quarter Earnings

     October 9, 2003, Jersey Shore, PA - Mr. Ronald A. Walko,
President and Chief Executive Officer and Mr. Theodore H. Reich,
Chairman Emeritus, announced third quarter 2003 financial results for Penns Woods Bancorp, Inc. (PWOD), parent company of Jersey Shore State Bank.

     Consolidated net earnings for the nine months ended September 30, 2003 were $8,535,000 or $2.82 per basic and $2.81 per dilutive share. This represents a 31.06% increase over the same period in 2002 when net earnings were $6,513,000 or $2.15 per basic share and $2.14 per dilutive share. Operating earnings, excluding tax adjusted net security gains of $2,044,000, were $6,491,000 for the first nine months of 2003. This represents a 2.43% increase over operating earnings of $6,337,000 for the same period in 2002 excluding tax adjusted net security gains of $60,000 and a non-reoccurring income item of $116,000.

     Return on average assets (ROA) and return on average equity
(ROE) for the nine months ended September 30, 2003 were 2.32% and 17.02%, respectively compared to ROA of 2.00% and ROE of 14.92% for the first three quarters of 2002. The securities market brought an opportunity to take security gains and increase net income. Return on average assets and return on average equity based on operating earnings as defined above were 1.76% and 12.95%, respectively, for the nine months period ended September 30, 2003, compared to 1.95% and 14.52%, respectively for the first three quarters of 2002.

     Penns Woods Bancorp, Inc. recently paid its third dividend of $.30 per share this year, bringing the year to date total to $.90 per share. This represents an 11% increase in payout from a year ago. On September 23, 2003, the Board of Directors declared a 10 percent stock dividend will be payable October 30, 2003 to shareholders of record October 15. Shareholders' equity per share also increased $1.98 per share from one year ago to $22.26. The high for PWOD stock was $46.55 and the low was $42.50 during the third quarter of 2003.

     Penns Woods Bancorp, Inc. is the parent company of Jersey Shore State Bank that operates twelve branch offices providing services in Lycoming, Clinton and Centre Counties. Investment and insurance products are also offered through the bank's subsidiary, The M Group, Inc. D/B/A The Comprehensive Financial Group.



CONSOLIDATED
STATEMENT OF INCOME
(unaudited)

                                                    For the Nine Months Ended
                                                          September 30,
                                                       2003           2002
                                                         (IN THOUSANDS)
INTEREST INCOME:
Interest and fees on loans................           $14,919         $15,685
Interest and dividends on investments:
   Taxable................................             4,474           3,537
   Tax-exempt.............................             2,134           2,377
Other dividend and interest income........                97              75
                                                   ---------       ---------
     TOTAL INTEREST AND DIVIDEND INCOME...            21,624          21,674
                                                   ---------       ---------
INTEREST EXPENSE:
Interest on deposits......................             4,486           5,969
Interest on short-term borrowings.........               278             395
Interest on other borrowings..............             2,344           1,810
                                                   ---------       ---------
     TOTAL INTEREST EXPENSE...............             7,108           8,174
                                                   ---------       ---------
NET INTEREST INCOME.......................            14,516          13,500
PROVISION FOR LOAN LOSSES.................               225             275
                                                   ---------       ---------
NET INTEREST INCOME AFTER PROVISION FOR
     LOAN LOSSES..........................            14,291          13,225
                                                   ---------       ---------
OTHER INCOME:
Service charges...........................             1,415           1,301
Securities gains..........................             3,098              90
Earnings on bank-owned life insurance.....               304             301
Insurance Commissions.....................             1,175           1,485
Other operating income....................               808             862
                                                   ---------       ---------
     TOTAL OTHER INCOME, NET..............             6,800           4,039
                                                   ---------       ---------
OTHER EXPENSES:
Salaries and employee benefits............             5,058           5,065
Occupancy expense, net....................               687             631
Furniture and equipment expense...........               808             639
Other operating expenses..................             3,062           2,743
                                                   ---------       ---------
     TOTAL OTHER EXPENSES.................             9,615           9,078
                                                   ---------       ---------
INCOME BEFORE INCOME TAX PROVISION........            11,476           8,186
APPLICABLE INCOME TAX PROVISION...........             2,941           1,673
                                                   ---------       ---------
NET INCOME................................            $8,535          $6,513
                                                   =========       =========
EARNINGS PER SHARE-BASIC..................             $2.82           $2.15
                                                   =========       =========
EARNINGS PER SHARE-DILUTED................             $2.81           $2.14
                                                   =========       =========
     Basic weighted average shares
       outstanding........................         3,029,743       3,034,075



CONSOLIDATED
BALANCE SHEET
(Unaudited)

                                                             September 30,
                                                         2003         2002
                                                            (IN THOUSANDS)
ASSETS:
Cash and due from banks..........................     $ 10,567      $ 18,807
Investment securities available for sale.........      212,513       167,426
Investment securities held to maturity...........          941         1,218
Loans held for sale..............................        4,728         2,532
Loans, net of unearned discount of $879 and $767.      265,506       253,165
Allowance for loan and lease losses..............       (3,080)       (3,028)
                                                      --------      --------
     LOANS, NET..................................      262,426       250,137
                                                      --------      --------
Bank premises and equipment, net.................        4,705         4,788
Accrued interest receivable......................        2,286         2,224
Bank-owned life insurance........................        8,808         8,437
Goodwill.........................................        3,032         3,032
Other assets.....................................        8,467         5,641
                                                      --------      --------
TOTAL ASSETS.....................................     $518,473      $464,242
                                                     =========      ========
LIABILITIES:
Interest-bearing deposits........................     $276,654      $275,555
Noninterest-bearing deposits.....................       56,933        58,483
                                                     ---------      --------
     TOTAL DEPOSITS..............................      333,587       334,038
Short-term borrowings............................       42,955        17,855
Other borrowings.................................       70,878        46,778
Accrued interest payable.........................          887         1,098
Other liabilities................................        2,766         3,045
                                                      --------      --------
TOTAL LIABILITIES................................      451,073       402,814
                                                      --------      --------
SHAREHOLDERS' EQUITY:
Common stock par value $10.00, 10,000,000
  shares authorized; 3,138,382 and 3,131,752
  shares issued..................................       31,384        31,318
Additional paid-in capital.......................       18,327        18,232
Retained earnings................................       17,558        11,043
Accumulated other comprehensive gain.............        3,739         4,203
Less: Treasury stock at cost, 110,290
  and 102,854 shares.............................       (3,608)       (3,368)
                                                      --------      --------
TOTAL SHAREHOLDERS' EQUITY.......................       67,400        61,428
                                                      --------      --------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY.......     $518,473      $464,242
                                                      ========      ========



     Previous press releases and additional information can be obtained from the company's website at www.jssb.com.

     THIS INFORMATION IS SUBJECT TO YEAR-END AUDIT ADJUSTMENT

Contact:  Ronald A. Walko
          (570) 322-1111
          (888) 412-5772 (Toll-Free in Pennsylvania) email-jssb@jssb.com